EXHIBIT 10.29
THIRD AMENDMENT TO THE
BELDEN CDT INC.
RETIREMENT SAVINGS PLAN
WHEREAS, Belden CDT Inc. (hereinafter referred to as the “Company”) established the Belden CDT Inc. Retirement Savings Plan (hereinafter referred to as the “Plan”) restated as of January 1, 2005 for the benefit of certain employees of the Employer;
WHEREAS, Section 1 of Article XVIII of the Plan provides that the Company may amend the Plan at any time by resolution of the Company’s Board of Directors or by any persons authorized by resolution of the Directors to make amendments;
WHEREAS, the Company deems it desirable to make certain revisions to the Plan regarding the payment of plan expenses from forfeitures of the Employer Nonmatching Contributions Accounts under Section 3(B) or Section 3(D) of Article VII effective January 1, 2006.
NOW, THEREFORE, the Plan is amended hereinafter set forth.
1. Article VII Section 4 is amended to delete Section 8 and replace it with the following:
“Section 4 Forfeitures
Forfeitures of the Employer Nonmatching Contributions Accounts that hold contributions allocated under Section 3(B) or Section 3(D) of this Article shall be used to reduce subsequent Employer Contributions payable pursuant to Section 3(B) and Section 3(D) of this Article, to restore a Participant’s nonvested Employer Contributions Account(s) in accordance with Article XV and to pay all reasonable expenses of administering the Plan or the Trust Fund.
If the Employer must restore a Participant’s nonvested Employer Contributions Account(s), and if the amount of current Forfeitures is less than the amount needed to restore the nonvested Accounts(s), the Employer shall make an additional contribution to the Plan in accordance with this Article, but only for the purpose of restoring the Participant’s nonvested Employer Contributions Account(s).”

IN WITNESS WHEREOF, Belden CDT Inc., by its duly authorized officer, executes this amendment on the 19th day of October, 2006.

Belden CDT Inc.

	By:	/s/ CATHY O. STAPLES

ATTEST:		Cathy O. Staples

	Its:	Vice President, Human Resources

/s/ EIVIND J. KOLEMAINEN
Eivind J. Kolemainen

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